TRULEUM

Restoring Trust, Hope, and Industry

INVESTOR UPDATE

APRIL 2026

A New Chapter.

Stronger leadership. Rising markets.
Validated production. A clear strategy to scale.

Board Strengthened	$90–$100 WTI	Platform Strategy

TRULEUM

“

We just completed two full days of board meetings. Truleum is entering a new phase of execution, clarity, and strategic expansion.

BOARD STRENGTHENED

3 new independent directors

MARKET TAILWIND

WTI trading $90–$100/bbl

PRODUCTION VALIDATED

5 loads (610 bbls) sold at $90–$100

Board Strengthened.

Deep experience. Immediate credibility.



J.P. Dick

Independent Director

Engineering

J.P. Dick brings 43 years of petroleum engineering expertise to Truleum's board. After earning his degree from the University of Tulsa in 1983, he built his career at Enserch Exploration, Marathon Oil, and JMA Energy before founding Pinnacle Energy Services, LLC in 1998 — a respected reservoir engineering consultancy based in Oklahoma City. For over two decades, J.P. has specialized in evaluating oil and gas reserves for private and public companies and financial institutions, assessing wellbore and drilling opportunities, and guiding clients through acquisitions and divestitures. His deep operational and technical fluency is a direct asset as Truleum pursues its recompletion program and acquisition strategy.

Univ. of Tulsa · Marathon Oil · JMA Energy · Pinnacle Energy Services



Ed Dermit

Independent Director

Audit Committee

Ed Dermit is a seasoned CEO with 25 years of executive leadership in the financial services industry. A graduate of York University in Toronto, Ed has held senior roles at ING Investment Management, VenGrowth, Manulife Asset Management, and CDSPI — building a track record of sustainable growth, successful turnarounds, and disciplined financial stewardship. As an independent director, he brings rigorous board governance, deep financial oversight, and a strategic lens shaped by navigating complex institutional environments. His presence on the Audit Committee directly strengthens Truleum's reporting credibility as the Company works toward current filings and a public market uplisting.

ING Investment Management · Manulife · VenGrowth · CDSPI · York University



Jason Goss

Independent Director

Engineering

Jason Goss is an Oklahoma City–based energy executive with 22 years of operational experience in the oil and gas industry, currently serving as President of Tres Management. He has held roles with Blue Dolphin Production and Devon Energy in multiple roles in drilling completion and production operations. Jason holds a Bachelor of Science in Petroleum Engineering from Oklahoma University and is a registered Professional Engineer for the state of Oklahoma. Jason brings practical field management experience to Truleum's board.

Oklahoma University · Devon Energy · Registered Professional Engineer

Oil Prices "Higher for Longer"

Two market forces keeping WTI elevated — and what it means for every barrel we produce.

1 — THE STABILIZING FACTOR: Political Noise

Aggressive "jawboning"

G7 rhetoric (promising "brief conflict") temporarily calms the "paper" futures market.

IEA/DOE 400M barrel release

The largest ever — provides a necessary bridge, but is structured as an Emergency Exchange (loan) requiring replacement in 2027, creating a massive future demand floor.

2 — THE DRIVING FACTOR: Physical Reality

Loss of 10M b/d

Saudi, Iraq, and Kuwait forced into "Tank Top" shut-ins, permanently reducing global spare capacity.

"Production Scar" risks

Goldman Sachs & SPE warn of potential permanent reservoir damage from abrupt shut-ins — a risk that could prevent global supply from simply recovering when tensions ease.

Blockade removes 20% of global daily supply

Deficit is too large for SPR long-term, forcing sustained backwardation.

▶ THE PROJECT IMPACT: Investor Result

Safe-haven domestic oil

Our project produces secure, domestic oil in the safest jurisdiction — avoiding maritime instability and "War-Risk" premiums ($5–$10/bbl).

Capturing premium revenue

Major investment banks (J.P. Morgan, EIA) abandon "supply surplus" models, universally revising 2026 targets upward by 30% to 50%.

Revenue above projections

We are capturing revenue at rates significantly higher than base-case projections.

Sources: CME Group market data, IEA Communiqués, DOE Exchange terms (March 2026), EIA STEO (March 2026), Goldman Sachs and J.P. Morgan research notes, SPE Engineering "Production Scar" concepts.

We Deliver.

Production validated. Oil sold. Market realized.

5	Loads sold
$92	Average realized price per barrel ($90–$100 range)
✓	Domestic delivery — zero maritime risk
✓	Repeatable process being built

"We are building repeatability into this process."

5

LOADS SOLD

610 barrels · avg. $92/bbl · range $90–$100

We're Building a Platform.

Not just an operator. An emerging consolidator.

Small operator → **Emerging Consolidator** | Single asset → **Platform Strategy** | Early stage → **Pre-Public Scaling Story**

LANE A

Organic Growth

- Targeted operational initiatives across existing assets
- Rework and optimization to increase production efficiency
- Building repeatable processes that scale

LANE B

Inorganic Growth

- Actively evaluating strategic acquisition opportunities
- Highly selective — assets where we can apply operational expertise
- Acquisitions designed to diversify production and build platform value

Strategic Acquisitions — Active & Disciplined.

Identified. Evaluating. Selective. Building toward the public markets.

Our Approach

Identified a strong initial target

We have begun formal evaluation on an initial acquisition opportunity that fits our operational model and geographic focus.

Highly selective criteria

We focus on assets where we can apply our operational expertise to unlock value, improve efficiency, and grow production.

Disciplined, not speculative

Our board — now strengthened with deep operational and financial experience — is actively guiding this process.

Accelerates the public story

This strategy lets us scale faster, diversify production, and build a more valuable platform before entering the public markets.

ACQUISITION PROFILE

Initial Target — Under Evaluation

Asset Type:	Oil & gas producing properties
Geography:	Consistent with our operational focus
Production:	Existing, flowing production
Operator Team:	Experienced personnel potentially included
Upside:	Significant development & drilling opportunities
Stage:	Formal evaluation underway

Evaluation ongoing. No definitive agreement has been entered into at this time.

The Path to Public Is Getting Shorter.

Acquisitions make the story stronger. Compliance makes it real.

01

Engage CohnReznick

Financial reporting partner engaged and actively working toward current filings.

02

Address Delinquent Filings

Concrete plan in place to resolve SEC reporting backlog. Execution underway.

03

Restore Reporting Cadence

Achieve timely periodic reporting — rebuilding credibility with public markets.

04

Apply for OTCQX Uplist

Upon completion of required filings, pursue application to uplist to OTCQX.

05

NYSE American (Long-Term)

Evaluate pathway to NYSE American as platform scale and reporting maturity allow.

Our acquisition strategy is designed to strengthen the overall platform and accelerate this timeline.

In Short.

- Stronger leadership on the board
- Improving market conditions — $90–100 WTI
- Validated production — 5 loads sold at avg. $92/bbl
- A clear strategy to scale both organically and through acquisitions
- A credible path to the public markets

We believe the current environment presents a unique window to acquire and scale.

We intend to be disciplined
but active in taking advantage of it.

TRULEUM

Restoring Trust, Hope, and Industry

info@truleum.com | (817) 491-9733 | www.truleum.com

April 2026